Exhibit 99.1

NEWS RELEASE	Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543-7000
INVESTOR CONTACT: Abram G. Koser, Vice President, Investor Relations (717) 625-6305, ir@susquehanna.net	Tel 717-626-4721 Fax 717-626-1874

MEDIA CONTACT:

Stephen Trapnell, Corporate Communications Manager

(717) 625-6548, communications@susquehanna.net

Susquehanna Bancshares, Inc. to Participate

In U.S. Treasury Capital Purchase Program

Investment Enhances Lending Capacity & Strategic Opportunities for Well-Capitalized Bank

FOR IMMEDIATE RELEASE: LITITZ, PA, November 19, 2008: Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) has received preliminary approval to participate in the U.S. Treasury Department’s voluntary Capital Purchase Program.

Under the program, Susquehanna applied for and will receive $300 million in capital and in return will issue the Treasury $300 million in shares of Susquehanna preferred stock and warrants to purchase $45 million of Susquehanna common stock. Susquehanna is already rated as well-capitalized; its Tier 1 risk-based capital ratio was 8.63% at Sept. 30, 2008, above the government’s well-capitalized threshold of 6%. The infusion of capital through the Treasury Department program will raise the company’s Tier 1 capital ratio to 11.40%.

“We are pleased to support the government’s effort to restore confidence in credit and financial markets. One of the best ways to do that is to provide capital to healthy banks that are in a position to invest money back into the community,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc. “We believe our participation in the Capital Purchase Program offers significant benefits to our customers, shareholders and the communities we serve.”

“Susquehanna Bank has continued to see strong loan growth throughout this year, and we are fortunate to be well-capitalized, with sufficient liquidity to meet our customers’ needs,” Reuter added. “The additional capital we receive through this program will broaden our ability to meet ongoing loan requests from our customers. In addition, it positions us to be able to make strategic investments for the future growth of our regional banking operations.”

Susquehanna Bancshares is the holding company of Susquehanna Bank, which operates more than 230 branches in Pennsylvania, New Jersey, Maryland and West Virginia.

The non-voting senior preferred shares to be issued to the Treasury will pay a dividend of 5 percent annually for the first five years and 9 percent annually after the fifth year, if they are not redeemed. Participation in the program is subject to the Treasury Department’s terms and conditions, and the sale of preferred shares and warrants is subject to the completion of necessary documentation. Susquehanna expects the transaction to close within 30 days.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 230 branch locations in the Mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statements regarding the amount of capital Susquehanna may obtain as part of the Capital Purchase Program, the timing of any capital infusion, the potential benefits of Susquehanna’s participation in the program, and the potential impact it could have on Susquehanna’s operations and growth. These statements are subject to certain risks and uncertainties including terms and conditions of the Capital Purchase Program, Susquehanna’s ability to deploy the capital received through the program, and the other risks set forth in Susquehanna’s filings with the Securities and Exchange Commission. As a result, actual results may differ materially from the forward-looking statements in this release. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

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